UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                              FORM 8-K

                           CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of report (Date of earliest event reported): October 10, 2005

                    WINDOW ROCK CAPITAL CORPORATION
         (Exact name of registrant as specified in its charter)

                                Nevada
             (State or other jurisdiction of incorporation)

                                0-29260
                         (Commission File Number)

                              86-1040643
                 (IRS Employer Identification Number)

                    3155 East Patrick Lane, Suite 1
                     Las Vegas, Nevada 89120-3418
                (Address of principal executive offices)

                             832-225-1372
           (Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2005, Window Rock Capital Corporation and RPM Ventures, LLC signed a Letter Agreement, coming to terms on a plan to develop 100 house building lots in the City of Columbus, Ohio. Reynolds agrees to move the building lots into a company, structured as a joint venture between Reynolds and Window Rock Capital Holdings (WRCH). In exchange for the moving the building lots into the joint venture company with WRCH, Reynolds will receive $40,000 USD worth of common stock as S-8 free trading shares immediately as a down payment and $10,000 USD worth of common stock (Rule 144 Restricted shares) within 120 days of the closing date of the agreement. Also, WRCH will be a signatory to a construction and development loan.
The joint venture will be structured as follows:   WRCH and Reynolds will
divide all ownership, profits and board seats by fifty percent (50%).


Item 9.01	Financial Statements and Exhibits.

(a)	        Exhibits.


Exhibit Number	 	Description

1.1 Letter Agreement, dated October 10, 2005, by and among Window Rock Capital Holdings dba Window Rock Capital Corporation and RPM Ventures, LLC.

1.2 Board of Directors Resolution, dated October 20, 2005 (ratifying the Letter Agreement, dated October 10,
                        2005).

1.3                     Press Release, dated October 18, 2005.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2005
                                     WINDOW ROCK CAPITAL CORPORATION


                                     By: /s/ Charles R. Shirley
                                     Name: Charles R. Shirley
                                     Title: Chairman, CEO, and
                                            Corporate Secretary